EXHIBIT 23.5

           CONSENT OF MICHAEL HOGAN TO BEING NAMED IN THE REGISTRATION
                                    STATEMENT

     The undersigned hereby consents to being named in the Registration Statement on Form S-1 of Genometrix Incorporated (the "Company") as a person who has consented to become a director of the Company following the consummation of the public offering of shares registered under the Registration Statement.

                                             /s/ Michael Hogan
                                             --------------------------------
                                             Michael Hogan
Dated March 13, 2000